UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIGNAL BAY, INC.
(Exact name of registrant as specified in its charter)

Colorado	8372	47-1890509
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

9484 S. Eastern Ave #141, Las Vegas, NV 89123
(Address of principal executive offices) (zip code)

(702) 748-9944
(Registrant’s telephone number, including area code)

(866) 820-1141
(Registrant’s fax number, including area code)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $.0001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: As of September 30, 2014, the Registrant had 290,144,844 shares of common stock, par value of $0.001 per share, issued and outstanding.

Item 1 Business.

Our Company

Signal Bay, Inc. ("we", "us", "our", the "Company" or the "Registrant") was originally incorporated in the State of New York, December 12, 1977 under the name 3171 Holding Corporation, on February 22, 1979 the name was changed to Electronomic Industries Corp. and on February 23, 1983 the name was changed to Quantech Electronics Corp. The company was reincorporated in the State of Colorado on December 15, 2003. On August 29, 2014, the Company completed a reverse merger with Signal Bay Research, Inc., a Nevada Corporation. Signal Bay Research Inc. was the surviving Company. In September 2014, the Company changed its name from Quantech Electronics Corp. to Signal Bay, Inc. The Company has selected September 30 as its fiscal year end. Signal Bay, Inc. is domiciled in the State of Colorado, and its corporate headquarters are located in Las Vegas, Nevada.

William Waldrop and Lori Glauser purchased majority control of the Company from WB Partners as part of the reverse merger. Prior to the reverse merger, there were 35,956,777 common shares outstanding. William Waldrop and Lori Glauser purchased 28,811,933 (or 80% of the Common Stock) for $50,000. The merger between the Company and Signal Bay Research was finalized and closed contemporaneously with the share purchase. As part of this share purchase, Mr. Waldrop and Ms. Glauser become the officers and directors of the Company. Signal Bay Research was acquired through the issuance of 254,188,067 shares of Common Stock and 5,000,000 shares of Series B Preferred Stock. After the reverse William Waldrop and Lori Glauser individually each own 127,500,000 shares of Common Stock and 2,500,000 shares of Series B Preferred. Immediately prior to the reverse, neither William Waldrop nor Lori Glauser had any interest in the Company. Immediately after to the reverse, WB Partners owned less than 5% of the Common Stock.

Business of Registrant

Signal Bay, Inc. is an industry research and advisory firm that focuses on emerging industries. Signal Bay provides news, information, data, and advice to industry professionals via newsletters, a subscription-based data service, pay-per download reports, and advisory services. The company gathers data from primary and secondary sources, both public and private, about companies, people, events, regulatory jurisdictions, and prices, all related to a specified industry. Signal Bay Research then transforms this data from lists of disparate information into actionable business intelligence.  Signal Bay, Inc. is a “ shell company ” as defined under Rule 405 of the Securities Act.

Corporate Structure

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 Selling and Marketing.

The company, through its wholly owned subsidiary Signal Bay Research, initially plans to provide industry research and advisory services for the following emerging industries during the next 12 months.

•	Advanced Energy Technologies
•	Cryptography
•	Medical Marijuana
•	Reality Computing

 Signal Bay Research initially expects to offer the following products.

•	Premium Research Reports
•	Downloadable Datasets
•	Consulting and Custom Analysis
•	Industry Newsletters

The company will derive revenues from the following sources:

•	Subscriptions
•	Advisory Services

o	Management Consulting
o	Specialized Industry Research

•	Research Reports

Product plan

Meet the needs for new industry information coverage

Given the speed of development, traditional research firms are not yet covering fast growing industries that have emerged during the last decade. As innovative new technologies and regulatory changes drive the formation of new markets and new businesses, entrepreneurs, investors, and regulators have a need for reliable and up-to-date information, research, and analysis. In response to this demand, we will gather, standardize, interpret, and sell this information to industry stakeholders.

 Provide actionable business intelligence to emerging, high-growth markets

We will gather, on an ongoing basis, data about the companies, people, events, regulations, products and technologies, related to high-growth industries. Our subject matter experts will then normalize, interpret, and analyze this data to provide actionable business intelligence such as trends, market projections, market gaps and weaknesses, competitive analyses, benchmarking, and new market opportunities. We initially expect to offer downloadable datasets, premium research reports, and industry newsletters.

Provide custom analysis and advisory services

Our subject matter experts and consultants will leverage the industry information gathered to assist industry stakeholders by providing them with specialized industry research, custom analysis and management consulting ranging from providing data to performing sophisticated strategic or competitive analyses.

Pursue compelling acquisitions and strategic partnerships.

We expect to continuously expand our industry capabilities and further expand our presence within the targeted emerging industries. These efforts can be supported with targeted acquisitions and partnerships with other data, news, and advisory services providers.

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Deployment Strategy

Proposed Milestones to Implement Business Operations

The following milestones are based on estimates made by our management team. The working capital requirements and the projected milestones are approximations and are subject to adjustments. The Company projects it will need $800,000 over the next 12 months to expand. The Company expects to raise the $800,000 needed through debt financing or through a registered offering. Once the Company has obtained the financing it will begin executing on its expansion plan.

Phase 1: Website and Database Development (0 - 4 Months)

This phase consists of completing the build-out, testing, and initial release of the research site SignalBayResearch.com. The initial release will include the ability for users to view company, people, event, and jurisdictional data. In addition, customers can opt in to receive industry-specific newsletters.

Description	Expense
Platform Development	$80,000
Content Development	60,000
Marketing	30,000
Total	$170,000

Phase 2: Ramp-up and Stabilization (5 - 12 Months)

During this second phase, we will continuously improve to the website and newsletters. Signal Bay Research will also sell pay-per-download research reports and provide trials for the data service. During this phase we will focus on optimizing the website, improving usability, and ensuring it is scalable to handle visitor traffic, new subscribers, as well as new data and industries. We will also formalize our operating procedures related to customer acquisition and customer support, while we build our advisory and research team. We will focus on growing our social media presence, and building followers.

Description	Expense
Platform Development	$182,000
Content Development	330,000
Marketing	120,000
Total	$632,000

Phase 3: Product and Customer Growth (13 - 24 Months)

During the third phase, we will transition from technology development to customer acquisition and revenue growth. We will begin selling premium data subscriptions and develop our library of research reports. This will be accomplished through growing our sales and marketing teams, growing our research and editorial team, and acquiring other providers.

Description	Expense
Platform Development	$347,000
Content Development	740,000
Marketing	600,000
Total	$1,687,000

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Note: The amounts allocated to each line item in the above milestones are subject to change without notice. Our planned milestones are based on the estimated amount of time to complete each milestone.

Long-Term Plan (5 Years)

Signal Bay Research is just one subsidiary of Signal Bay, Inc. While we continue to grow our research capabilities, we may leverage our experts and expertise in emerging industries to directly invest in companies in emerging industries, and/or launch firms that we see are needed by these industries.  For example, we may choose to acquire assets or partner with other companies to own and/or operate assets such as renewable energy plants or invest in promising companies that participate in the emerging industries that we cover such as medical marijuana companies, or ancillary service firms in any of these industries.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
•	the last day of the fiscal year following the fifth anniversary of the completion of this offering;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and
•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 13 under “Risk Factors” of the effect on our financial statements of such election.

Form 10 Filing

This is an Exchange Act registration statement and not a registered offering of securities.

Item 1A. Risk Factors.

Set forth, under the caption “Risk Factors,” where appropriate, the risk factors described in Item 503(c) of Regulation S-K (§229.503(c) of this chapter) applicable to the registrant. Provide any discussion of risk factors in plain English in accordance with Rule 421(d) of the Securities Act of 1933 (§230.421(d) of this chapter). Smaller reporting companies are not required to provide the information required by this item

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An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this prospectus. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

The Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern. The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. However, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern.

 We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

The Company has limited revenue and limited operating history which make it difficult to evaluate the Company which could restrict your ability to sell your shares.

The Company has only a limited operating history and limited revenues. Activities to date have been limited to organizational efforts and obtaining initial financing. The Company must be considered in the developmental stage. Prospective investors should be aware of the difficulties encountered by such enterprises, as the Company faces all the risks inherent in any new business, including the absence of any prior operating history, need for working capital and intense competition. The likelihood of success of the Company must be considered in light of such problems, expenses and delays frequently encountered in connection with the operation of a new business and the competitive environment in which the Company will be operating.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Initially, success of the Company is entirely dependent upon the management efforts and expertise of Mr. Waldrop and Ms. Glauser. A loss of the services of Mr. Waldrop or Ms. Glauser could adversely affect the conduct of the Company's business. In such event, the Company would be required to obtain other personnel to manage and operate the Company, and there can be no assurance that the Company would be able to employ a suitable replacement for either of such individuals, or that a replacement could be hired on terms which are favorable to the Company. The Company currently maintains no key man insurance on the lives of any of its officers or directors. The Company currently has not entered into any employment agreements with our officers or key personal. The Company expects to enter into employment agreements in 2015.

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Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject to Resale Restrictions Pursuant to Rule 144, Due To Our Status AS A “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal assets, we are considered a “shell company.” The Company’s shell company status results in the following consequences: (i) the Company is ineligible to file a registration of securities using Form S-8; and (ii) pursuant to Rule 144, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC) has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the sole discretion of our Board of Directors after considering whether we have generated sufficient revenues, our financial condition, operating results, cash needs, growth plans and other factors. Accordingly, investors that are seeking cash dividends should not purchase our common stock.

Our shares may be subject to the “penny stock” rules that might subject you to restrictions on marketability and you may not be able to sell your shares

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell their securities.

Due to the control by management of 99% of the total voting power our non-management shareholders will have no power to choose management or impact operations.

Management currently maintains a voting power of 99%. Consequently, management has the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of the Board of Directors;
•	Removal of directors;
•	Amendment to the our certificate of incorporation or bylaws; and

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These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

We may need additional financing which we may not be able to obtain on acceptable terms. If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability execute on our divisions business plans. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants). There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all. Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

Our Common Stock is currently trading on the OTC and does not have a active trading market .  We cannot guarantee that an active trading market will develop for our Common Stock  which may restrict your ability to sell your shares.

The Company’s stock currently trades on the OTC under the ticker SGBY. However, there is no active public market for our Common Stock and there can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our Common Stock on the open market or purchasers of restricted stock from the Company should have a long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. There has not been a market for our Common Stock. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Colorado law. Under Colorado law a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

The Company's auditors have issued a going concern opinion that the Company's may not be able to continue without raising additional capital therefore needs to raise additional capital to continue its operations and to implement its plan of operations.

Our auditors and management has concluded that there is substantial doubt about our ability to continue as a going concern. The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company needs to raise additional capital to continue its operations and to implement its plan of operations. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. However, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern.

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Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements. Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Management identified the following control deficiencies that represent material weaknesses as of September 30, 2014:

(1)

Lack of an independent audit committee. The Company does not have an audit committee. We may establish an audit committee comprised solely of independent directors when we have sufficient capital resources and working capital to attract qualified independent directors and to maintain such a committee.

(2)	Inadequate staffing and supervision within our bookkeeping operations. The relatively small number of people who are responsible for bookkeeping functions prevents us from segregating duties within our internal control system. The inadequate segregation of duties is a weakness because it could lead to the ultimate identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews which may result in a failure to detect errors in spreadsheets, calculations, or assumptions used to compile the financial statements and related disclosures as filed with the Securities and Exchange Commission.

(3)	Insufficient number of independent directors. At the present time, our Board of Directors does not consist of a majority of independent directors, a factor that is counter to corporate governance practices as set forth by the rules of various stock exchanges.

Our management determined that these deficiencies constituted material weaknesses. Due to a lack of financial and personnel resources, we are not able to, and do not intend to, immediately take any action to remediate these material weaknesses. We will not be able to do so until we acquire sufficient financing and staff to do so.

Economic conditions, regulatory changes, and other factors beyond our control could cause a decline in demand for our products.

We are dependent on the economies in which we sell our products, and in particular on levels of consumer spending. Economic conditions affect not only the ultimate consumer, but also retailers, our primary direct customers. As a result, our results may be adversely affected by downward trends in the economies in which we sell our products. Regulatory changes such as those specifically related to the emerging industries we cover, could adversely affect the demand for our products.

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Our performance may be impacted by general economic conditions and an economic downturn.

Recessionary pressures from an overall decline in U.S. economic activity could adversely impact our results of operations. Economic uncertainty may reduce consumer spending and could result in increased pressure from competitors or customers to reduce the prices of our products and/or limit our ability to increase or maintain prices, which could lower revenues and profitability. Instability in the financial markets may impact our ability or increase the cost to enter into new credit agreements in the future. Additionally, it may weaken the ability of customers, suppliers, distributors, banks, insurance companies and other business partners to perform in the normal course of business, which could expose us to losses or disrupt supply of inputs used to conduct our business. If one or more key business partners fail to perform as expected or contracted, our operating results could be negatively impacted.

We may incur significant future expenses due to the implementation of our business strategy.

We strive to achieve our long-term vision of being a leading marketing researching firm. Such action is subject to the substantial risks, expenses and difficulties frequently encountered in the implementation of a business strategy. If we are unsuccessful in developing, acquiring and/or licensing new products, and increasing sales volume of our existing products, our operating results could be negatively impacted. Even if we are successful, this business strategy may require us to incur substantial additional expenses, including advertising and promotional costs, and integration costs of any future acquisitions. We also may be unsuccessful at integrating any future acquisitions.

Summary

We believe it is important to communicate our expectations to investors. There may be events in the future, however, that we are unable to predict accurately or over which we have no control. The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward looking statements. The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price.

Dividend Policy

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Item 2. Financial Information.

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements, the notes to those consolidated financial statements, and the other financial information appearing elsewhere in this registration statement. The following discussion, analysis and other parts of this registration statement, in addition to historical information, contain forward-looking statements that reflect our plans, estimates, intentions, expectations, and beliefs. Such statements are only predictions, and our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. The historical results set forth in this discussion and analysis are not necessarily indicative of trends with respect to any actual or projected future financial performance. See “Special note regarding forward looking statements.” Factors that could cause or contribute to such differences include those set forth in “Item 1A - Risk factors” contained elsewhere in this registration statement.

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Management’s Discussion and Analysis and Results of Operations

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs, and it does not have sufficient cash flow to maintain its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company expects to develop its business and thereby increase its revenue. However, the Company would require sufficient capital to be invested into the Company to begin generating sufficient revenue to cover the monthly expenses of the Company. Until the Company is able to generate revenue, the Company would be required to raise capital through the sale of its stock or through debt financing. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

To this date the Company has relied on the sale of stock, mainly to its officers and directors, to finance its operations and growth. The Company expects to continue to fund the Company through debt and securities sales and issuances until the Company generates enough revenues through the operations. These transactions will initially be through related parties, such as the Company’s officers and directors.

As of the date of this filing , Signal Bay, Inc. is currently a “shell company” as defined under Rule 405 of the Securities Act.

Critical Accounting Policies and Estimates.

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources.

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Result of Operations

As of September 30, 2014, the Company had not generated revenue from the sale of its product.

Operating Expenses

The Company had the following operating expenses:

Inception through September 30, 2014

General and Administrative	$53,623
Net Loss	$(53,623)

For the period ending September 30, 2014, the Company had $53,623 in operating expenses. These expenses related to setting up the company after the reverse merger.

The Company expects the operating expenses will be $2,000 per month for audits and legal expenses related to being a reporting company. The Company’s overall monthly expenses are expected to be $47,500.

Net Loss

For the Period ending September 30, 2014, the Company had net loss of $53,623. This was derived as follows:

Year Ended September 30, 2014

Gross Profit	$0
Expenses	53,623
Net loss	$(53,623)

Dividends

The Company has not paid dividends on its Common Stock.

Sale of Unregistered Securities.

On October 2, 2014, Signal Bay Research issued 250,000 common shares in exchange for $2,500.00 cash.

On October 3, 2014, Signal Bay Research issued 416,667 common shares in exchange for $5,000.00 cash.

On October 4, 2014, Signal Bay Research issued 833,334 common shares in exchange for $10,000.00 cash.

On August 29, 2014 the Company issued 254,188,067 shares of Common Stock and 5,000,000 shares of Series B Preferred Stock to acquire Signal Bay Research.

William Waldrop and Lori Glauser purchased majority control of the Company from WB Partners as part of the reverse merger. Prior to the reverse merger, there were 35,956,777 common shares outstanding. William Waldrop and Lori Glauser purchased 28,811,933 (or 80% of the Common Stock) for $50,000. The merger between the Company and Signal Bay Research was finalized and closed contemporaneously with the share purchase. As part of this share purchase, Mr. Waldrop and Ms. Glauser become the officers and directors of the Company. Signal Bay Research was acquired through the issuance of 254,188,067 shares of Common Stock and 5,000,000 shares of Series B Preferred Stock. After the reverse William Waldrop and Lori Glauser individually each own 127,500,000 shares of Common Stock and 2,500,000 shares of Series B Preferred. Immediately prior to the reverse, neither William Waldrop nor Lori Glauser had any interest in the Company. Immediately after to the reverse, WB Partners owns less than 5% of the Common Stock.

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Liquidity and Capital Resources

As of September 30, 2014 the Company had $0in cash for a total of $0 in assets. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. Any expansion may cause the Company to require additional capital until such expansion began generating revenue. It is anticipated that the raise of additional funds will principally be through the sales of our securities. As of the date of this report, additional funding has not been secured and no assurance may be given that we will be able to raise additional funds.

If the Company is not able to able to raise or secure the necessary funds required to maintain our operations and fully execute our business then the Company would be required to cease operations.

As of September 30, 2014, our total liabilities were $56,289.

Sixty days after the Company files this Form 10, the Company shall be come a fully reporting company to the SEC. As a result, the Company expects the legal and accounting costs of being a public company will impact our liquidity. The expected costs of these are approximately $15,000 to $20,000. This amount is expected to possibly increase to $25,000 once the Company begins marketing and selling its product. Our officers, directors and principal shareholders have verbally agreed to provide $20,000 in financing that can be used to cover these expenses. However, there is no guarantee that we will receive the funds from our officers and directors since there is no legal commitment or obligation. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of being a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity. This is the only amount and for that our officer, director and principal shareholders have committed to which will be sufficient to fund the company's current operations and its expenses related to being a public company for the next 12 months.

Timing needs for Funding for Expansion

The Company expects to require the following capital needs based on the stages of its products:

Proposed Milestones to Implement Business Operations

The following milestones are based on estimates made by our management team. The working capital requirements and the projected milestones are approximations and are subject to adjustments. The Company projects it will need $800,000 over the next 12 months to expand. The Company expects to raise the $800,000 needed through debt financing or through a registered offering. Once the Company has obtained the financing it will begin executing on its expansion plan.

We plan to complete our milestones as follows:

Phase 1: Website and Database Development 0 - 4 Months

This phase consists of completing the build-out, testing, and initial release of the research site SignalBayResearch.com. The initial release will include the ability for users to view company, people, event, and jurisdictional data. In addition, customers can opt in to receive industry-specific newsletters.

Description	Expense
Platform Development	$80,000
Content Development	60,000
Marketing	30,000
Total	$170,000

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Phase 2: Ramp-up and Stabilization Phase 5 - 12 Months

Ramp-up and Stabilization Phase – 5-12 months

During this second phase, there will be continuous improvements to the website and newsletters. Signal Bay Research will also begin selling its pay-per-download research reports and providing trials for the data service. During this phase we will focus on optimizing the website, improving usability, and ensuring it is scalable to handle visitor traffic, new subscribers, as well as new data and industries. We will also formalize our operating procedures related to customer acquisition, customer support, while we build our advisory and research team. We will focus on growing our social media presence, and building followers.

Description	Expense
Platform Development	$182,000
Content Development	330,000
Marketing	120,000
Total	$632,000

Phase 3: 13 - 24 Months

During the third phase, we will transition from technology development to customer acquisition and revenue growth. We will begin selling premium data subscriptions and develop our library of research reports. This will be accomplished through growing our sales and marketing teams, growing our research and editorial team, and acquiring other providers.

Description	Expense
Platform Development	$347,000
Content Development	740,000
Marketing	600,000
Total	$1,687,000

Note: The amounts allocated to each line item in the above milestones are subject to change without notice. Our planned milestones are based on the estimated amount of time to complete each milestone.

Long-Term Plan (5 Years)

Signal Bay Research is just one subsidiary of Signal Bay, Inc. We may to leverage our experts and expertise in emerging industries to directly invest in companies in emerging industries, and or launch firms that we see are needed by these industries.  For example, we may choose to acquire assets or partner with other companies to own and or operate assets such as renewable energy plants or invest in promising companies that participate in the emerging industries that we cover such as 3D printing companies, or ancillary service firms in any of these industries.

Item 3. Properties.

Our executive, administrative and operating offices are located at 2996 Panorama Ridge Dr Henderson, NV 89052. The office space is being provided by one of our Directors.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Furnish the information required by Item 403 of Regulation S-K (§229.403 of this chapter).

The following table sets forth, as of the date of this filing, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of our common stock, except to the extent authority is shared by spouses under community property laws. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of the Company, 9484 S. Eastern Ave #141, Las Vegas, NV 89123.

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Name and Address	Series B Convertible Preferred Stock(a)	Percentage of Class	Common Stock	Percentage of Class	Total Voting Power

William Waldrop, CEO/Director	2,500,000	50%	127,500,000	44%	49.5%
Lori Glauser, President/ COO/Director	2,500,000	50%	127,500,000	44%	49.5%
Total	5,000,000	100%	255,000,000	88%	99%

_________________

(a)	The Series B Convertible Preferred Stock may convert into 100 shares of Common Stock and has 100 votes per share.

Item 5. Directors and Executive Officers.

Furnish the information required by Item 401 of Regulation S-K (§229.401 of this chapter).

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Position
William Waldrop	46	CEO/Director
Lori Glauser	45	President/ COO/Director

Mr. Waldrop is our CEO and member of the Board of Directors.  Mr. Waldrop has over 20 years’ experience in corporate formation, operations, financing and leadership.  Ms. Glauser formed Signal Bay in August, 2014 as an industry advisory firm.  In 2010, Mr. Waldrop founded Newport Commercial Advisors that assists start-up and high-growth companies in developing and executing their business strategies. From 200 6 – 2009, Mr. Waldrop was the Co-Founder and President of CMP Capital, a national commercial finance company.  CMP Capital provided finance solutions for the transportation and construction industries.  From 2004 – 2005, Mr. Waldrop was the President and Chief Operating Officer of College Partnership. College Partnership was publicly traded company that assists high school students with their college selection and financial aid. From 2002 – 2005, Mr. Waldrop was the CEO and President of Vision Direct Marketing, a full-service marketing company. Vision Direct Marketing was acquired by College Partnership. From 2000 – 2002 , Mr. Waldrop was Vice President of Operations at Leading Edge Broadband , a start-up international telecommunications company, he designed and operated network managing call traffic between the United States and the Philippines for International Call Centers. From 1992 – 2000, Mr. Waldrop w as a Senior Manager at AirTouch Cellular, now Verizon Wireless, he managed a 44-Store, $100 million annual revenue distribution channel.  Mr. Waldrop received a B.S. from California State University of Long Beach , 1991 and an MBA in Finance and Entrepreneurship from the University of Southern California , 1997 .

Ms. Glauser is our COO, President and member of the Board of Directors.  Ms. Glauser formed Signal Bay in August, 2014 as an industry advisory firm.  Ms. Glauser has over 20 years’ experience in engineering, consulting, and startups, and has expertise in business planning, business process design, financial forecasting, risk, customer experience, supply chain management, energy management, and utility rates design.  She has experience with regulatory and policy issues, and has supported development of witness testimony documents. From 2011 – 2014, Ms. Glauser worked as a Senior Manager at Ernst & Young where led programs related to energy management, smart grid programs, and energy theft and security issues for electric utilities.  From 2010 – 2012, Ms. Glauser was a managing consultant at IBM where she primarily led the development of business processes for NV Energy’s smart thermostat program.  From 2006 – 2010, she worked at Itron Inc . as product manager for smart grid software systems.  In 2008, Lori was a finalist in the California Clean Tech Open competition for Tangerine Network Devices, a smart energy and water management platform for commercial businesses.  From 2004 – 2006 as Associate Director at SNL Financial, she had a key role in developing s business intelligence platform for energy companies which provided financial and operating data, as well as original news and research to the investment community.  From 1997 – 2004, Lori worked with emerging companies including Resource Data International, where Ms. Glauser provided advisory services to the energy industry, worked closely with the PowerDAT and CoalDAT business intelligence platforms, and contributed to syndicated studies including Power Outlook and Energy, Economics, and the Environment.  She also formed Signal Bay, LLC to provide independent consulting services in the area of sustainability.  From 1991 – 1997, Ms. Glauser performed design and field engineering work at nuclear power plants, and worked as a management consultant to the utility industry. Lori has a BS in mechanical engineering from the University of New Hampshire, 1991, and an MBA from University of Alabama, 1995. Lori was also adjunct instructor of Project Management at the Metropolitan State College of Denver.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, a corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months.

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Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future. Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

Since we do not currently have an audit committee, we have no audit committee financial expert.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee. If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

Code of Ethics

We have adopted a Code of Ethics which is designed to ensure that our directors and officers meet the highest standards of ethical conduct. The Code of Ethics requires that our directors and officers comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. A copy of the Company's code of ethics has been attached to this registration statement as Exhibit 14.

Involvement in Certain Legal

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, or

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority, barring, suspending or otherwise limiting for more than 60 days his or her involvement in any type of business, securities or banking activities; or

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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Subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to the alleged violation of any Federal or State securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, self-regulatory organization (as defined by Section 3(a)(26) of the Exchange Act), any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation.

The Companies’ officers and director have received the annual salary listed below for the services rendered on behalf of the Company:

				Stock	All other
Name and Principal Position	Year	Salary	Bonus	Awards	Compensation	TOTAL

William Waldrop, CEO, Director	2014	$1	-	-	-	$1
Lori Glauser, President, COO, Director	2014	$1	-	-	-	$1

Item 7. Certain Relationships and Related Transactions, and Director Independence

Related Party Transactions

On October 2, 2014, Signal Bay Research issued 250,000 common shares in exchange for $2,500.00 cash.

On October 3, 2014, Signal Bay Research issued 416,667 common shares in exchange for $5,000.00 cash.

On October 4, 2014, Signal Bay Research issued 833,334 common shares in exchange for $10,000.00 cash.

On August 29, 2014 the Company issued 254,188,067 shares of Common Stock and 5,000,000 shares of Series B Preferred Stock to acquire Signal Bay Research.

William Waldrop and Lori Glauser purchased majority control of the Company from WB Partners as part of the reverse merger. Prior to the reverse merger, there were 35,956,777 common shares outstanding. William Waldrop and Lori Glauser purchased 28,811,933 (or 80% of the Common Stock) for $50,000. The merger between the Company and Signal Bay Research was finalized and closed contemporaneously with the share purchase. As part of this share purchase, Mr. Waldrop and Ms. Glauser become the officers and directors of the Company. Signal Bay Research was acquired through the issuance of 254,188,067 shares of Common Stock and 5,000,000 shares of Series B Preferred Stock. After the reverse William Waldrop and Lori Glauser individually each own 127,500,000 shares of Common Stock and 2,500,000 shares of Series B Preferred. Immediately prior to the reverse, neither William Waldrop nor Lori Glauser had any interest in the Company. Immediately after to the reverse, WB Partners owns less than 5% of the Common Stock.

Policies and Procedures with Respect to Related Party Transactions

As of the date hereof, our Board of Directors has not adopted formal written policies or procedures regarding the review, approval or ratification of related party transactions. It is the Company’s intention to adopt such policies and procedures in the immediate future. Such policies will include, among other things, descriptions of the types of transactions covered, the standards to be applied in reviewing such transactions, the process for review of such transactions, and the individuals on the Board of Directors or otherwise who are responsible for implementing the policies and procedures. It is our intention that our audit committee, which will be comprised entirely of independent directors, will be responsible for such matters on an ongoing basis, consistent with its written charter. Notice of the Company’s adoption of these policies and procedures will be given to all appropriate Company personnel.

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Director Independence

Our Board of Directors has determined that none of our directors are independent.

Policies and Procedures with Respect to Related Party Transactions

As of the date hereof, our Board of Directors has not adopted formal written policies or procedures regarding the review, approval or ratification of related party transactions. It is the Company’s intention to adopt such policies and procedures in the immediate future. Such policies will include, among other things, descriptions of the types of transactions covered, the standards to be applied in reviewing such transactions, the process for review of such transactions, and the individuals on the Board of Directors or otherwise who are responsible for implementing the policies and procedures. It is our intention that our audit committee, which will be comprised entirely of independent directors, will be responsible for such matters on an ongoing basis, consistent with its written charter. Notice of the Company’s adoption of these policies and procedures will be given to all appropriate Company personnel.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Colorado Revised Statutes law that they must present to the Company any business opportunity presented to them as an individual that met the Colorado’s standard for a corporate opportunity: (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute. However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board. It is the Company’s intention to adopt such policies and procedures in the immediate future.

Item 8. Legal Proceedings

We are not currently a party to any material litigation and we are not aware of any pending or threatened litigation against us that could have a material adverse effect on our business, operating results or financial condition. However, we may from time to time be involved in legal proceedings in the ordinary course of our business.

Item 9. Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market Information.

Our Common Stock is currently trading on the OTC markets under the ticker symbol SGBY.

(b) Holders.

As of September 30, 2014 there were 24 shareholders of record of our Common Stock for an aggregate of 290,144,844 shares of the Common Stock issued and outstanding.

As of September 30, 2014 there was 1 holder of our Series A Preferred Stock for an aggregate of 1,840,000 Preferred Stock issued and outstanding.

As of September 30, 2014 there was 2 holders of our Series B Preferred Stock for an aggregate of 5,000,000 Preferred Stock issued and outstanding.

(c) Equity Compensation Plan.

As of the date of this filing, the company did not have any equity compensation plans.

(d) Dividends.

The Company has not paid any dividends.

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Item 10. Recent Sales of Unregistered Securities

The following sets forth information relating to all previous sales of our common stock, which sales were not registered pursuant to the Securities Act.

On October 2, 2014, Signal Bay Research issued 250,000 common shares in exchange for $2,500.00 cash.

On October 3, 2014, Signal Bay Research issued 416,667 common shares in exchange for $5,000.00 cash.

On October 4, 2014, Signal Bay Research issued 833,334 common shares in exchange for $10,000.00 cash.

On August 29, 2014 the Company issued 254,188,067 shares of Common Stock and 5,000,000 shares of Series B Preferred Stock to acquire Signal Bay Research.

William Waldrop and Lori Glauser purchased majority control of the Company from WB Partners as part of the reverse merger. Prior to the reverse merger, there were 35,956,777 common shares outstanding. William Waldrop and Lori Glauser purchased 28,811,933 (or 80% of the Common Stock) for $50,000. The merger between the Company and Signal Bay Research was finalized and closed contemporaneously with the share purchase. As part of this share purchase, Mr. Waldrop and Ms. Glauser become the officers and directors of the Company. Signal Bay Research was acquired through the issuance of 254,188,067 shares of Common Stock and 5,000,000 shares of Series B Preferred Stock. After the reverse William Waldrop and Lori Glauser individual each own 127,500,000 shares of Common Stock and 2,500,000 shares of Series B Preferred. Immediately prior to the reverse, neither William Waldrop nor Lori Glauser had any interest in the Company. Immediately after to the reverse, WB Partners owns less than 5% of the Common Stock.

The above shares, referenced in each of the above transactions, were issued in reliance of the exemption from registration requirements of the 33 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities based on the following:

•

the investors represented to us that they were acquiring the securities for their own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

•

we provided each investor with written disclosure prior to sale that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33Act or unless an exemption from registration is available;

•

the investors agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

•	each investor had knowledge and experience in financial and other business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us;

•

each investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

•	each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;

•	we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;

•	we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

•

we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

•	we placed stop transfer instructions in our stock transfer records;

•	no underwriter was involved in the offering; and

•

we made independent determinations that such persons were sophisticated or accredited investors and that they were capable of analyzing the merits and risks of their investment in us, that they understood the speculative nature of their investment in us and that they could lose their entire investment in us.

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Item 11. Description of Registrant’s Securities to be Registered

(a) Common Stock.

The Certificate of Incorporation, as amended, authorizes the Company to issue up to 750,000,000 shares of Common Stock ($0.0001 par value). As of the date hereof, there are 290,144,844 shares of our Common Stock issued and outstanding, which are held by 24 shareholders of record. All outstanding shares of Common Stock are of the same class and have equal rights and attributes. Holders of our Common Stock are entitled to one vote per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore.

(b) Debt Securities.

None being registered.

(c) Warrants and Rights.

None being registered.

(d) Other Securities Not Being Registered.

Series A Convertible Preferred Stock

The Series A Convertible Preferred Stock consist of 1,850,000 authorized and 1,840,000 are issued and outstanding as of the date of this filing. The Series  A Preferred has the following terms and rights:

Dividend: No dividend rights

Ranks: Ranks superior to the Company’s Common Stock and all other Capital stock except for the Series B Preferred Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, including the payment of dividends.

Conversion Provisions. The block of Series A Convertible Preferred stock can be converted in common stock based on the following; full conversion of the 1,850,000 authorized shares can be converted into 4.9% of the Common Shares with an anti-dilution for 18 months from issuance. Upon passing of the 18 months anti-dilution clause, the number of shares to be converted can not exceed the calculated percentage at the 18 month anniversary of issuance.

Voting Rights. No Voting Rights.

Series B Convertible Preferred Stock

The Series B Convertible Preferred Stock consist of 5,000,000 authorized and 5,000,000 are issued and outstanding as of the date of this filing. The Series B Preferred has the following terms and rights:

Dividend: No dividend rights

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Ranks: Ranks superior to the Company’s Common Stock and all other Capital stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, including the payment of dividends.

Conversion Provisions. Each Series B Preferred Share can be converted into 100 Common Shares.

Voting Rights. Except as otherwise required by law, each Series B Preferred Share shall have voting rights and shall carry a voting weight equal to one hundred (100) Common Shares. Except as otherwise required by law or by these Articles, the holders of shares of Common Stock and Preferred Stock shall vote together.

Item 12. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Article 109 of the Colorado Business Corporation Act and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 13. Financial Statements and Supplementary Data

The Company's financial statements for the years ended September 30, 2014, have been audited to the extent indicated in their report by MaloneBailey, LLP an independent registered public accounting firm. The financial statements have been prepared in accordance with generally accepted accounting principles and are included in Item 15 of this Form 10. Please see the Financial Statements Index on page F-1.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any disagreements with our auditors on any matters of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits

(a)

Our audited financial statements for the fiscal year 2014, including the report of our independent registered public accounting firm, are attached hereto beginning at page F-1 immediately following the signature page of this registration statement.

Exhibit	Description

3.1	Restated and Amended Articles of Incorporation
3.2	By-Laws
3.3	Series A Preferred Stock Designation
3.4	Series B Preferred Stock Designation
14.1	Code of Ethics

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Signal Bay, Inc.

Date: December 30, 2014	By:	/s/ William Waldrop
	Name:	William Waldrop
	Its:	Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Director

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Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Signal Bay, Inc.

Las Vegas, Nevada

We have audited the accompanying balance sheet of Signal Bay, Inc. (“The Company”) as of September 30, 2014, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from the date of inception on August 29, 2014 to September 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2014, and the results of its operations and cash flows for the period from the date of inception on August 29, 2014 to September 30, 2014 then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP

www.malonebailey.com

Houston, Texas

November 25, 2014

F-1

Signal Bay, Inc.
Consolidated Balance Sheet

September 30, 2014

ASSETS

Current Assets	$-
Total Assets	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities
Accounts Payable	$46,289
Notes Payable - Related Party	10,000
Total Liabilities	56,289

Shareholders' Deficit
Class A Preferred Stock, Par Value $.0001, 1,850,000 shares authorized, 1,840,000 issued and outstanding	184
Class B Preferred Stock, Par Value $.0001, 5,000,000 shares authorized, 5,000,000 issued and outstanding	500
Common Stock, Par Value $.0001, 750,000,000 shares authorized, 290,144,844 issued and outstanding	29,014
Additional Paid In Capital	(32,364)
Accumulated Deficit	(53,623)
Total Stockholder Deficit	(56,289)
Total Liabilities and Stockholder Deficit	$-

The accompanying notes are an integral part of these financial statements

F-2

Signal Bay, Inc.

Consolidated Statement of Operations

From Inception on
August 29, 2014
through
September 30, 2014
Operating Expenses
SG&A	$53,623

Net Loss	$(53,623)

Net loss per share, basic and diluted	(0.00)
Weighted average number of shared outstanding, basic and diluted	290,144,844

The accompanying notes are an integral part of these consolidated financial statements

F-3

Signal Bay

Consolidated Statement of Changes in Stockholders' Deficit

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid In	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances, August 29, 2014 (Inception)		$-		$-		$-	$-	$-	$-
Stock sold for Cash			5,000,000	500	254,188,067	25,419	(25,519)		400
Reverse merger adjustment - 35,956,777 shares were previously issued to Quantech Shareholders, Liability of $3065.75 assumed.					35,956,777	3,596	(6,661)		(3,066)
Shares Issued for Services at par value $.0001	1,840,000	184					(184)
Net loss								(53,623)	(53,623)
Balances September 30, 2014	1,840.000	184	5,000,000	500	290,144,844	29,014	(32,364)	(53,623)	(56,289)

 The accompanying notes are an integral part of these consolidated financial statements

F-4

Signal Bay

Consolidated Statements of Cash Flows

From Inception on
August 29, 2014
through
September 30, 2014
Cash flows from operating activities
Net loss	$(53,623)
Changes in:
Accounts Payable	43,223

Net cash used in operating activities	(10,400)

Cash flows from financing activities
Proceeds from related party advances	10,000
Proceeds from issuance of common stock	400

Net cash provided by financing activities	10,400

Net change in cash	-
Cash balance, beginning of period	-

Cash balance, end of period	$-

Cash paid for:
Interest	-
Income taxes
Noncash investing and financing activities:	-
Liability assumed in reverse merger	$3,066

The accompanying notes are an integral part of these consolidated financial statements

F-5

Signal Bay, Inc.

Notes to Financial Statements

August 29, 2014 - September 30, 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Signal Bay, Inc. (the “Company”) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. At inception, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage.

Organization, Nature of Business and Trade Name

Signal Bay, Inc. ("we", "us", "our", the "Company" or the "Registrant") was originally incorporated in the State of New York, December 12, 1977 under the name 3171 Holding Corporation, on February 22, 1979 the name was changed to Electronomic Industries Corp. and on February 23, 1983 the name was changed to Quantech Electronics Corp. The company was reincorporated in the State of Colorado on December 15, 2003. On August 29, 2014, the Company completed a reverse merger with Signal Bay Research, Inc., a Nevada Corporation. Signal Bay Research Inc. was the surviving Company. In September 2014, the Company changed its name from Quantech Electronics Corp. to Signal Bay, Inc. The company has selected September 30 as its fiscal year end. Signal Bay, Inc. is domiciled in the State of Colorado, and its corporate headquarters are located in Las Vegas, NV.

Signal Bay, Inc. is an independent research and advisory company provides information and advice related to emerging industries to business customers. It provides news, information, data, and insights to industry clients, via newsletters, and its role-based content-rich website, SignalBayResearch.com. The company gathers data from primary and secondary sources, both public and private, about companies, people, events, regulatory jurisdictions, and prices, Signal Bay Research collects, standardizes, analyzes, and interprets the data in the form of searchable data sets, research reports, and articles. The information is provided to senior management in business strategy, marketing, finance, and investment, as well as financial analysts and industry researchers. The company has plans to develop syndicated research products, and build a library of cross-linked documents that offer users the ability to get a full view of an industry by evaluating industry trends, drilling down into company by company performance information, identifying market opportunities, and offering executive insights.

Emerging Industries that Signal Bay, Inc. has in its product strategy.

•	Medical Marijuana

•	Cryptography

•	Advanced Materials

•	Renewable Energy Technologies

Share-Based Compensation

The Company applies Topic 718 “Share-Based Payments” (“Topic 718”) to share-based compensation, which requires the measurement of the cost of services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. Compensation cost is recognized when the event occurs. The Black-Scholes option-pricing model is used to estimate the fair value of options granted.

The Company accounts for equity-based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

F-6

Revenue Recognition

The company pursues opportunities to realize revenues from two principal activities: sale of relevant industry research and advisory services. It is the company’s policy that revenues and gains will be recognized in accordance with ASC Topic 605-10-25, “Revenue Recognition.” Under ASC Topic 605-10-25, revenue earning activities are recognized upon sale of its industry research and/or advisory services have been performed the company has substantially accomplished all it must do to be entitled to the benefits represented by the revenue.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on Signal Bay, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Signal Bay Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Basic Earnings (Loss) Per Share

The Company computes net income (loss) per share in accordance with Accounting Standards Codification (“ASC”) 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

F-7

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary and have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). All intercompany accounts and transactions have been eliminated in consolidation.

Recently Issued Accounting Pronouncements

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs, and it does not have sufficient cash flow to maintain its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company expects to develop its business and thereby increase its revenue. However, the Company would require sufficient capital to be invested into the Company to acquire the properties to begin generating sufficient revenue to cover the monthly expenses of the Company. Until the Company is able to generate revenue, the Company would be required to raise capital through the sale of its stock or through debt financing. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

To this date the Company has relied on the sale of stock, mainly to its officers and directors, to finance its operations and growth. The Company expects to continue to fund the Company through debt and securities sales and issuances until the Company generates enough revenues through the operations. These transactions will initially be through related parties, such as the Company’s officers and directors.

NOTE 3 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the period from inception through September 2014 applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns for the Company remain open.

F-8

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	35%
Effect on operating losses	(35%)

Changes in the net deferred tax assets consist of the following:

September 30, 2014
Net operating loss carry forward	$53,623
Valuation allowance	(53,623)
Net deferred tax asset	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

September 30, 2014
Tax at statutory rate (35%)	$18,768
Increase in valuation allowance	(18,768)
Net deferred tax asset	$-

The net federal operating loss carry forward will expire in 2034. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 4 – RELATED PARTY TRANSACTIONS

On August 29, 2014, we issued 1,000,000 shares of common stock to our officers, directors and principal shareholders for $400 in cash from our officers, directors and principal shareholders which were exchanged for 254,188,068 shares of Common Stock and 5,000,000 shares of Preferred Stock Series B (see note 5 for details).

During the period ending September 30, 2014, the Company borrowed $10,000 from our officer for the advanced payment of advisory fees relates to the reverse merger. The loan is due August 31, 2015, at 0% interest rate and is unsecured.

On August 29, 2014, one of our Directors agreed to provide the Company office space for free on a month to month basis.

NOTE 5 – REVERSE MERGER TRANSACTION

On August 29, 2014, the Company executed a reverse merger with Signal Bay Research, Inc. On August 29, 2014, the Company entered into an Agreement whereby the Company acquired 100% of Signal Bay Research, Inc, in exchange for 254,188,068 shares of Common Stock and 5,000,000 shares of Preferred Stock Series B of the Company. Signal Bay Research, Inc. was incorporated in the State of Nevada on August 27, 2014. Signal Bay Research was the surviving Company and became a wholly owned subsidiary of the Company. The Company previously had no operations or assets. A liability of $3,066 was assumed by the surviving Company as part of the reverse merger agreement and 35,956,777 shares were retained by the Company’s selling shareholders. As of the closing date of the Share Exchange Agreement, the former shareholders of Signal Bay Research, Inc. held approximately 97.5% of the issued and outstanding common shares of the Company.

For accounting purposes, this transaction is being accounted for as a reverse merger and has been treated as a recapitalization of Signal Bay, Inc., with Signal Bay Research, Inc. is considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The Company did not recognize goodwill or any intangible assets in connection with the transaction. The 254,188,068 shares of common stock and 5,000,000 shares of Preferred Stock Series B were issued to the shareholders of Signal Bay Research Inc., and its designees in conjunction with the share exchange transaction have been presented as outstanding for all periods. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented.

F-9

NOTE 6  – EQUITY

Preferred Stock Designation

Series A Preferred Stock

The Company designated 1,850,000 shares of Series A Convertible Preferred Stock with a par value of $0.0001 per share.

Dividends: Initially, there will be no dividends due or payable on the Series A Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

All shares of the Series A Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Series A Preferred shall have no liquidation preference over any other class of stock.

Except as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock or any other class or series of preferred stock) for the taking of any corporate action.

Conversion at the Option of the Holder. From 12 months from the date of issuance, each holder of shares of Series A Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at a rate equal to 4.9% of the Common Stock.

Anti-Dilution. For a period of 18 months after the Preferred is convertible, the conversion price of the Series A Preferred will be subject to adjustment to prevent dilution in the event that the Company issues additional shares at a purchase price less than the applicable conversion price. The conversion price will be subject to adjustment on a weighted basis that takes into account issuances of additional shares. At the expiration of the anti-dilution period, the conversion rate in Section VI (A) above shall be equal to a conversion rate equal to 4.9% on the Common Stock. For example, if on the date of expiration of the anti-dilution clause there are 500,000,000 shares of Common Stock issued and outstanding then each Series A Preferred Stock shall convert at a rate of 13.24 common shares for each 1 Series Preferred Share.

The company has evaluated the Series A Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 does not apply.

The company has evaluated the Series A Preferred Stock in accordance with FASB ASC Subtopic 470-20, and has determined that there is no beneficial conversion feature that must be accounted.

Series B Convertible Preferred Stock

The Company designated 5,000,000 shares of Series B Convertible Preferred Stock with a par value of $0.0001 per share.

Initially, there will be no dividends due or payable on the Series B Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

F-10

All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Series B Preferred shall have no liquidation preference over any other class of stock.

Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to equal to one hundred (100) Common Shares. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series B Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series B Preferred Stock into a 100 of fully paid and nonassessable shares of Common Stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Common Stock.

In the event of a reverse split the conversion ratio shall not be change. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

The company has evaluated the Series B Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 does not apply.

The company has evaluated the Series B Preferred Stock in accordance with FASB ASC Subtopic 470-20, and has determined that there is no beneficial conversion feature that must be accounted.

Shares for Services

One August 29, 2014, the Company issued 1,840,000 shares of Series A Preferred Stock to a consultant for services provided to the Company. The shares were determined to have no value as a result of the consulting agreement being executed contemporaneously with the purchase of the majority stock from the consultant and the reverse merger.

Founders Shares

On August 29, 2014, the Company issued 1,000,000 to various related parties and investors as founders’ shares in exchange for $400 cash which as part of the reverse merger (see note 5) were exchanged for 254,188,068 shares of Common Stock and 5,000,000 shares of Preferred Stock Series B of the Company.

NOTE 7 – SUBSEQUENT EVENTS

Management has reviewed material subsequent events from September 30, 2014 through the date of issuance of Financial Statements in accordance with FASB ASC 855 “Subsequent Events.” Additional disclosures are listed in the following below:

On October 2, 2014, Signal Bay Research issued 250,000 common shares in exchange for $2,500 cash.

On October 3, 2014, Signal Bay Research issued 416,667 common shares in exchange for $5,000 cash.

On October 4, 2014, Signal Bay Research issued 833,334 common shares in exchange for $10,000 cash.

F-11